Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

     In connection with the Annual Report of Birner Dental Management Services, Inc., a Colorado corporation (the "Company"), on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), the undersigned, who are the Chief Executive Officer and the Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:


1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                      Date:  March 29, 2006


                                      By:    /s/ Frederic W.J. Birner
                                             ------------------------
                                      Name: Frederic W.J. Birner
                                      Title:  Chief Executive Officer


                                      By:    /s/ Dennis N. Genty
                                             ------------------------
                                      Name: Dennis N. Genty
                                      Title:  Chief Financial Officer